UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2014

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Aceto Corporation (the “Company”) appointed Daniel Yarosh, Ph.D. as a member of the Board. The appointment is effective July 29, 2014. Mr. Yarosh is expected to stand for election with the other directors at the Company’s annual shareholders meeting in December 2014. As of the date of this report, Mr. Yarosh has not been named to any committee of the Board. Mr. Yarosh was not selected as a director pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

For his services as a director of the Company, it is contemplated that Mr. Yarosh will receive the Company’s standard compensation applicable to nonemployee directors.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2014, the Board of Aceto Corporation approved and amended the Company’s existing bylaws in order to conform to the Company’s Certificate of Incorporation.  The bylaws of the Company were amended to provide that the affairs of the Company be managed by a Board consisting of not fewer than three nor more than nine members.

The foregoing is a summary of the only change to the bylaws.  The full text of the bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Aceto Corporation By-Laws, amended July 28, 2014

99.1	Press Release, dated July 30, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Dated: July 31, 2014	By: /s/ Salvatore Guccione
Salvatore Guccione
President and CEO

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